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               SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549


                            FORM 8-K

                         CURRENT REPORT


             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported) August 1, 1995


                 UNITED COUNTIES BANCORPORATION
     (Exact name of registrant as specified in its charter)


                           New Jersey
         (State or other jurisdiction of incorporation)

            0-11282                       22-2453041
  (Commission File Number)   (IRS Employer Identification No.)

        Four Commerce Drive, Cranford, New Jersey  07016
            (Address of principal executive offices)

                         (908) 931-6600
      (Registrant's telephone number, including area code)


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Item 5.   Other Events.

     On August 1, 1995, United Counties Bancorporation (the
"Company") reported financial results for the second quarter of 1995.

     Net income for the quarter ended June 30, 1995, totalled
$6.017 million, virtually unchanged from the $6.000 million, reported for the comparable 1994 period. The earnings per share amounts for both periods were $2.81.

     For the six months ended June 30, 1995, net income rose to $19.350 million, or $9.02 per share, versus $11.738 million, or $5.50 per share, for the same period in 1994. The increase was attributable to the after tax gain of $7.630 million, or $3.56 per share recognized from the exchange of the Company's holdings in Central Jersey Bancorp, which were converted into National Westminster Bank Plc, American Depository Receipts, upon the merger of these two companies.


Item 7.   Exhibits.

     99   Letter to shareholders dated August 1, 1995

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                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange
Actof 1934, the registrant has duly caused this report to besigned on its behalf by the undersigned thereunto duly authorized.

                              UNITED COUNTIES BANCORPORATION


Dated: August 8, 1995         By: DONALD S. NOWICKI
                                  --------------------------
                                  Name:  Donald S. Nowicki
                                  Title: President

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                        INDEX TO EXHIBITS

99        Letter to shareholders dated August 1, 1995